EXHIBIT 99.1
Dynatrace Reports Third Quarter Fiscal Year 2025 Financial Results
Delivers ARR growth of 18% year-over-year on a constant currency basis
Subscription Revenue growth of 21% on a constant currency basis
Achieves GAAP Operating Margin of 11% and Non-GAAP Operating Margin of 30%

WALTHAM, Mass., January 30, 2025 - Dynatrace (NYSE: DT) today announced financial results for the third quarter of fiscal 2025 ended December 31, 2024.
"Our third quarter results exceeded guidance across all key operating metrics," said Rick McConnell, Chief Executive Officer of Dynatrace. "The explosion of data, along with its complexity, combined with the unprecedented requirements for speed and scale, are making modern digital ecosystems unmanageable. In a world where generative and now agentic AI workloads are ramping, the observability market has become mission critical for organizations to ensure high business resiliency and deliver exceptional customer experiences. Our leading AI-powered observability platform, combined with our ongoing innovation, provide us with a powerful advantage to capture the opportunity ahead."

Third Quarter Fiscal 2025 Financial and Other Recent Business Highlights:
All growth rates are compared to the third quarter of fiscal 2024, unless otherwise noted.

Financial Highlights:
•ARR of $1,647 million, an increase of 16%, or 18% on a constant currency basis
•Total Revenue of $436 million, an increase of 19%, or 20% on a constant currency basis
•Subscription Revenue of $417 million, an increase of 20%, or 21% on a constant currency basis
•GAAP Income from Operations of $47 million and Non-GAAP Income from Operations of $131 million
•GAAP EPS of $1.191 and Non-GAAP EPS of $0.37, both on a dilutive basis

Business Highlights:
•Industry recognition: Dynatrace received the following recognitions by third-party industry analysts:
◦Named a Leader in both the Cloud-Native Observability and Security Quadrants in the 2024 ISG Provider Lens, Multi Public Cloud Solutions Report, for competitive strength and portfolio attractiveness.
◦Recognized as a Leader in the inaugural 2024 GigaOm Radar Report for Kubernetes Observability.

•Partner evolution: Dynatrace was named the 2024 AWS EMEA technology partner of the year for helping customers innovate faster, reduce costs and be more agile through cloud migration and modernization programs. In addition, Dynatrace became a member of the Microsoft Intelligent Security Association (MISA) based on our powerful integration with Microsoft’s SIEM solution, Microsoft Sentinel.

•Sustainability progress: We published our second annual Sustainability Report, which discusses our progress on environmental, social, and governance topics that are important to Dynatrace stakeholders. The report is posted on our website at www.dynatrace.com/company/sustainability/ and highlights third party limited assurance/verification of our fiscal year 2024 greenhouse gas emissions data, our new Global Inclusion Council, AI-related governance developments, and more.

Share Repurchase Program
•During the third quarter, Dynatrace spent $40 million to repurchase 732,000 shares at an average price of $54.64 under its $500 million share repurchase program. From the inception of the program in May 2024 through December 31, 2024, Dynatrace has repurchased 2.7 million shares for $130 million at an average price of $48.89.
1During the third quarter, Dynatrace completed an intra-entity asset transfer of the global economic rights of intellectual property (IP) from a wholly-owned U.S. subsidiary to a wholly-owned Swiss subsidiary, more closely aligning IP rights with business operations. The transfer generated an income tax benefit of $320.9 million, or $1.06 per share on a dilutive basis.

Third Quarter 2025 Financial Highlights
(Unaudited – In thousands, except per share data)

	Three Months Ended December 31,
	2024	2023
Key Operating Metric:
Annual recurring revenue (ARR)	$1,647,412	$1,425,284
Year-over-Year Increase	16%
Year-over-Year Increase - constant currency (*)	18%

Revenue:
Total revenue	$436,169	$365,096
Year-over-Year Increase	19%
Year-over-Year Increase - constant currency (*)	20%

Subscription revenue	$417,207	$348,294
Year-over-Year Increase	20%
Year-over-Year Increase - constant currency (*)	21%

GAAP Financial Measures:
GAAP income from operations	$47,464	$35,720
GAAP operating margin	11%	10%

GAAP net income (**)	$361,752	$42,691

GAAP net income per share - diluted (**)	$1.19	$0.14

GAAP shares outstanding - diluted	303,467	299,246

Net cash provided by operating activities	$42,238	$75,657

Non-GAAP Financial Measures (*):
Non-GAAP income from operations	$130,734	$104,636
Non-GAAP operating margin	30%	29%

Non-GAAP net income	$111,679	$96,184

Non-GAAP net income per share - diluted	$0.37	$0.32

Non-GAAP shares outstanding - diluted	303,467	299,246

Free cash flow	$37,569	$67,357
* For additional information, please see the "Non-GAAP Financial Measures" and "Definitions - Non-GAAP and Other Metrics" sections of this press release.
** For additional information, please see note 1 of this press release.

Financial Outlook
Based on information available as of January 30, 2025, Dynatrace is issuing guidance for the fourth quarter and increasing its previous guidance for full year fiscal 2025 in the table below.
This guidance reflects foreign exchange rates as of December 31, 2024. We now expect foreign exchange to be a headwind of approximately $38 million on ARR and approximately $17 million on revenue for fiscal 2025 compared to ARR and revenue at constant currency. Given recent strengthening of the U.S. dollar, this represents an incremental headwind of approximately $28 million to ARR and $10 million to revenue. This guidance also excludes the impact of any share repurchases during the fourth quarter of fiscal 2025.
Growth rates for ARR, Total revenue, and Subscription revenue are presented in constant currency to provide better visibility into the underlying growth of the business.

All growth rates below are compared to the fourth quarter and full year of fiscal 2024.

(In millions, except per share data)	Q4 Fiscal 2025 Guidance
Total revenue	$432 - $437
As reported	13% - 15%
Constant currency	16% - 17%
Subscription revenue	$410 - $415
As reported	14% - 15%
Constant currency	17% - 18%
Non-GAAP income from operations	$104 - $110
Non-GAAP operating margin	24% - 25%
Non-GAAP net income	$88 - $93
Non-GAAP net income per diluted share	$0.29 - $0.31
Diluted weighted average shares outstanding	304 - 305

(In millions, except per share data)	Current Guidance Fiscal 2025	Prior Guidance Fiscal 2025*	Guidance Change at Midpoint**
ARR	$1,705 - $1,715	$1,720 - $1,735	$(18)
As reported	13% - 14%	14% - 15%	(100) bps
Constant currency	16% - 16.5%	15% - 16%	75 bps
Total revenue	$1,686 - $1,691	$1,665 - $1,675	$19
As reported	18%	16% - 17%	150 bps
Constant currency	19%	17% - 18%	150 bps
Subscription revenue	$1,609 - $1,614	$1,590 - $1,600	$17
As reported	18% - 19%	17% - 18%	100 bps
Constant currency	20%	17% - 18%	250 bps
Non-GAAP income from operations	$480 - $486	$466 - $474	$13
Non-GAAP operating margin	28.5% - 28.75%	28% - 28.25%	50 bps
Non-GAAP net income	$412 - $417	$396 - $404	$15
Non-GAAP net income per diluted share	$1.36 - $1.37	$1.31 - $1.33	$0.05
Diluted weighted average shares outstanding	303 - 304	303 - 305	(1)
Free cash flow	$415 - $420	$393 - $404	$19
Free cash flow margin	25%	23.5% - 24%	125 bps
*Prior guidance was issued on November 7, 2024.
**Guidance change at midpoint rounded to the nearest million.

Conference Call and Webcast Information
Dynatrace will host a conference call and live webcast to discuss its results and business outlook for investors and analysts at 8:00 a.m. Eastern Time today, January 30, 2025. To access the conference call from the U.S. and Canada, dial (866) 405-1247, or internationally, dial (201) 689-8045 with conference ID# 13750856. The call will also be available live via webcast on the company’s website, ir.dynatrace.com.

An audio replay of the call will also be available until 11:59 p.m. Eastern Time on April 30, 2025, by dialing (877) 660-6853 from the U.S. and Canada, or for international callers by dialing (201) 612-7415 and entering conference ID# 13750856. In addition, an archived webcast will be available at ir.dynatrace.com.
We announce material financial information to our investors using our Investor Relations website, press releases, SEC filings and public conference calls and webcasts. We also use these channels to disclose information about the company, our planned financial and other announcements, attendance at upcoming investor and industry conferences, and for complying with our disclosure obligations under Regulation FD.
Non-GAAP Financial Measures
In addition to disclosing financial measures prepared in accordance with GAAP, this press release and the accompanying tables contain certain non-GAAP financial measures as defined by Regulation G, including non-GAAP income from operations, non-GAAP operating margin, non-GAAP net income, non-GAAP net income per diluted share, and free cash flow. We also use or discuss non-GAAP financial measures in conference calls, slide presentations and webcasts.

We use these non-GAAP financial measures for financial and operational decision-making purposes, and as a means to evaluate period-to-period comparisons and liquidity. We believe that these non-GAAP financial measures provide useful information about our operating results, enhance the overall understanding of past financial performance and allow for greater transparency with respect to metrics used by our management in its financial and operational decision-making.

The presentation of the non-GAAP financial measures is not intended to be considered in isolation or as a substitute for, or superior to, the financial information prepared and presented in accordance with GAAP. Our non-GAAP financial measures may not provide information that is directly comparable to similarly titled metrics provided by other companies.

Non-GAAP financial measures are defined in this press release and the tables included in this press release include reconciliations of historical non-GAAP financial measures to their most directly comparable GAAP measures.

We also include non-GAAP financial measures in our financial outlook included in this press release. Reconciliations of forward-looking non-GAAP income from operations, non-GAAP net income, non-GAAP net income per diluted share, and free cash flow guidance to the most directly comparable GAAP measures are not available without unreasonable efforts due to the high variability, complexity, and low visibility with respect to the charges excluded from these non-GAAP measures; in particular, the measures and effects of share-based compensation expense, employer taxes and tax deductions specific to equity compensation awards that are directly impacted by future hiring, turnover and retention needs, as well as unpredictable fluctuations in our stock price. We expect the variability of the above charges to have a significant, and potentially unpredictable, impact on our future GAAP financial results.
Definitions - Non-GAAP and Other Metrics
Annual Recurring Revenue (ARR) is defined as the daily revenue of all subscription agreements that are actively generating revenue as of the last day of the reporting period multiplied by 365. We exclude from our calculation of ARR any revenues derived from month-to-month agreements and/or product usage overage billings.
Constant Currency amounts for ARR, Total Revenue and Subscription Revenue are presented to provide a framework for assessing how our underlying businesses performed excluding the effect of foreign exchange rate fluctuations. To present this information, current and comparative prior period results for entities reporting in currencies other than United States dollars are converted into United States dollars using the average exchange rates from the comparative period rather than the actual exchange rates in effect during the respective periods. All growth comparisons relate to the corresponding period in the last fiscal year.

Non-GAAP Income from Operations is defined as GAAP income from operations adjusted for the following items: share-based compensation; employer payroll taxes on employee stock transactions; amortization of intangibles; transaction, restructuring and other non-recurring or unusual items that may arise from time to time. The related margin is non-GAAP income from operations expressed as a percentage of total revenue.
Non-GAAP Net Income is defined as GAAP net income adjusted for the following items: income tax expense/benefit; non-GAAP effective cash taxes; net interest expense and income; net cash received from and paid for interest; share-based compensation; employer payroll taxes on employee stock transactions, amortization of intangibles; gains and losses on currency translation; and transaction, restructuring and other non-recurring or unusual items that may arise from time to time. Non-GAAP net income per diluted share is calculated as non-GAAP net income divided by the diluted weighted average shares outstanding used to compute GAAP net income per diluted share.
Free Cash Flow is defined as the net cash provided by or used in operating activities less capital expenditures, reflected as purchase of property and equipment and capitalized software additions in our financial statements. The related margin is free cash flow expressed as a percentage of total revenue.
About Dynatrace
Dynatrace exists to make the world's software work perfectly. Our end-to-end platform combines broad and deep observability and continuous runtime application security with Davis® hypermodal AI to provide answers and intelligent automation from data at an enormous scale. This enables innovators to modernize and automate cloud operations, deliver software faster and more securely, and ensure flawless digital experiences. That's why the world's largest organizations trust the Dynatrace® platform to accelerate digital transformation.
Cautionary Language Concerning Forward-Looking Statements
This press release includes certain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, including statements related to benefits that we believe organizations receive from using Dynatrace and our financial and business outlook, including our financial guidance for the fourth quarter and full year of fiscal 2025. These forward-looking statements include, but are not limited to, plans, objectives, expectations and intentions and other statements contained in this press release that are not historical facts and statements identified by words such as “will,” “expects,” “anticipates,” “intends,” “plans,” “believes,” “seeks,” “estimates” or words of similar meaning. These forward-looking statements reflect our current views about our plans, intentions, expectations, strategies and prospects, which are based on the information currently available to us and on assumptions we have made. Although we believe that our plans, intentions, expectations, strategies and prospects as reflected in or suggested by those forward-looking statements are reasonable, we can give no assurance that the plans, intentions, expectations or strategies will be attained or achieved. Furthermore, actual results may differ materially from those described in the forward-looking statements and will be affected by a variety of risks and factors that are beyond our control including, without limitation, our ability to maintain our revenue growth rates in future periods; market adoption of our product offerings; continued demand for, and spending on, our solutions; our ability to innovate and develop solutions that meet customer needs, including through Davis AI; the ability of our platform and solutions to effectively interoperate with customers’ IT infrastructures; our ability to acquire new customers and retain and expand our relationships with existing customers; our ability to expand our sales and marketing capabilities; our ability to compete; our ability to maintain successful relationships with partners; security breaches, other security incidents and any real or perceived errors, failures, defects or vulnerabilities in our solutions; our ability to protect our intellectual property; our ability to hire and retain necessary qualified employees to grow our business and expand our operations; our ability to successfully complete acquisitions and to integrate newly acquired businesses and offerings; the effect on our business of the macroeconomic environment, associated global economic conditions and geopolitical disruption; and other risks set forth under the caption “Risk Factors” in our Annual Report on Form 10-K, subsequent Quarterly Reports on Form 10-Q, and our other SEC filings. We assume no obligation to update any forward-looking statements contained in this document as a result of new information, future events or otherwise.

DYNATRACE, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited – In thousands, except per share data)

	Three Months Ended December 31,		Nine Months Ended December 31,
	2024	2023	2024	2023
Revenue:
Subscription	$417,207	$348,294	$1,198,593	$999,245
Service	18,962	16,802	54,925	50,437
Total revenue	436,169	365,096	1,253,518	1,049,682
Cost of revenue:
Cost of subscription	60,666	46,888	170,034	134,584
Cost of service	18,139	16,744	52,536	47,961
Amortization of acquired technology	3,756	4,237	12,528	12,035
Total cost of revenue	82,561	67,869	235,098	194,580
Gross profit	353,608	297,227	1,018,420	855,102

Operating expenses:
Research and development	98,343	80,102	281,287	220,468
Sales and marketing	154,472	132,723	443,802	385,445
General and administrative	49,354	43,231	143,285	127,074
Amortization of other intangibles	3,975	5,451	13,527	16,838
Total operating expenses	306,144	261,507	881,901	749,825
Income from operations	47,464	35,720	136,519	105,277
Interest income, net	11,726	10,605	37,351	26,260
Other expense, net	(2,072)	(3,901)	(6,145)	(6,724)
Income before income taxes	57,118	42,424	167,725	124,813
Income tax benefit (expense)	304,634	267	276,655	(8,125)
Net income	$361,752	$42,691	$444,380	$116,688
Net income per share:
Basic	$1.21	$0.14	$1.49	$0.40
Diluted	$1.19	$0.14	$1.47	$0.39
Weighted average shares outstanding:
Basic	298,646	294,869	298,049	293,295
Diluted	303,467	299,246	302,815	298,335
UNAUDITED SHARE-BASED COMPENSATION

	Three Months Ended December 31,		Nine Months Ended December 31,
	2024	2023	2024	2023
Cost of revenue	$9,821	$6,975	$27,265	$19,660
Research and development	26,582	18,678	74,769	50,119
Sales and marketing	20,709	15,947	57,481	48,823
General and administrative	15,027	13,222	41,984	34,696
Total share-based compensation	$72,139	$54,822	$201,499	$153,298

DYNATRACE, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands, except share and per share data)

	December 31, 2024	March 31, 2024
	(unaudited)
Assets
Current assets:
Cash and cash equivalents	$907,482	$778,983
Short-term investments	100,225	57,891
Accounts receivable, net	391,578	602,739
Deferred commissions, current	102,811	98,935
Prepaid expenses and other current assets	73,130	66,749
Total current assets	1,575,226	1,605,297
Long-term investments	46,260	46,350
Property and equipment, net	49,426	53,325
Operating lease right-of-use assets, net	66,666	61,390
Goodwill	1,335,386	1,335,494
Intangible assets, net	23,351	50,995
Deferred tax assets, net	514,838	138,836
Deferred commissions, non-current	88,237	93,310
Other assets	35,715	24,782
Total assets	$3,735,105	$3,409,779

Liabilities and shareholders' equity
Current liabilities:
Accounts payable	$8,552	$21,410
Accrued expenses, current	213,130	233,675
Deferred revenue, current	812,892	987,953
Operating lease liabilities, current	13,995	15,513
Total current liabilities	1,048,569	1,258,551
Deferred revenue, non-current	54,940	62,308
Accrued expenses, non-current	16,533	18,404
Operating lease liabilities, non-current	61,216	54,013
Deferred tax liabilities	563	1,013
Total liabilities	1,181,821	1,394,289

Shareholders' equity:
Common shares, $0.001 par value, 600,000,000 shares authorized, 299,343,079 and 296,962,547 shares issued and outstanding at December 31, 2024 and March 31, 2024, respectively	299	297
Additional paid-in capital	2,340,470	2,249,349
Retained earnings (accumulated deficit)	245,623	(198,757)
Accumulated other comprehensive loss	(33,108)	(35,399)
Total shareholders' equity	2,553,284	2,015,490
Total liabilities and shareholders' equity	$3,735,105	$3,409,779

DYNATRACE, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited – In thousands)

	Nine Months Ended December 31,
	2024	2023
Cash flows from operating activities:
Net income	$444,380	$116,688
Adjustments to reconcile net income to cash provided by operations:
Depreciation	13,851	11,781
Amortization	27,603	29,067
Share-based compensation	201,499	153,298
Deferred income taxes	(378,795)	(49,579)
Other	4,135	7,016
Net change in operating assets and liabilities:
Accounts receivable	204,251	83,444
Deferred commissions	(3,035)	874
Prepaid expenses and other assets	(21,573)	(27,437)
Accounts payable and accrued expenses	(27,608)	(24,022)
Operating leases, net	434	1,253
Deferred revenue	(168,513)	(55,946)
Net cash provided by operating activities	296,629	246,437

Cash flows from investing activities:
Purchase of property and equipment	(11,540)	(16,662)
Capitalized software additions	—	(4,655)
Acquisition of a business, net of cash acquired	(100)	(32,297)
Purchases of investments	(107,989)	—
Proceeds from sales and maturities of investments	68,145	—
Net cash used in investing activities	(51,484)	(53,614)

Cash flows from financing activities:
Payments of deferred consideration related to capitalized software additions	(1,656)	—
Proceeds from employee stock purchase plan	21,159	19,472
Proceeds from exercise of stock options	14,903	24,205
Repurchases of common stock	(130,100)	—
Taxes paid related to net share settlement of equity awards	(16,338)	—
Net cash (used in) provided by financing activities	(112,032)	43,677

Effect of exchange rates on cash and cash equivalents	(4,614)	(9,199)

Net increase in cash and cash equivalents	128,499	227,301

Cash and cash equivalents, beginning of period	778,983	555,348
Cash and cash equivalents, end of period	$907,482	$782,649

DYNATRACE, INC.
GAAP to Non-GAAP Reconciliations
(Unaudited - In thousands, except percentages)

	Three Months Ended December 31, 2024
	GAAP	Share-based compensation	Employer payroll taxes on employee stock transactions	Amortization of intangibles	Transaction, restructuring, and other	Non-GAAP
Non-GAAP income from operations:
Cost of revenue	$82,561	$(9,821)	$(469)	$(3,756)	$—	$68,515
Gross profit	353,608	9,821	469	3,756	—	367,654
Gross margin	81%					84%
Research and development	98,343	(26,582)	(1,770)	—	—	69,991
Sales and marketing	154,472	(20,709)	(756)	—	(106)	132,901
General and administrative	49,354	(15,027)	(299)	—		34,028
Amortization of other intangibles	3,975	—	—	(3,975)	—	—
Income from operations	47,464	72,139	3,294	7,731	106	130,734
Operating margin	11%					30%

	Three Months Ended December 31, 2023
	GAAP	Share-based compensation	Employer payroll taxes on employee stock transactions	Amortization of intangibles	Transaction, restructuring, and other	Non-GAAP
Non-GAAP income from operations:
Cost of revenue	$67,869	$(6,975)	$(284)	$(4,237)	$—	$56,373
Gross profit	297,227	6,975	284	4,237	—	308,723
Gross margin	81%					85%
Research and development	80,102	(18,678)	(1,196)	—	—	60,228
Sales and marketing	132,723	(15,947)	(1,029)	—	201	115,948
General and administrative	43,231	(13,222)	(360)	—	(1,738)	27,911
Amortization of other intangibles	5,451	—	—	(5,451)	—	—
Income from operations	$35,720	$54,822	$2,869	$9,688	$1,537	$104,636
Operating margin	10%					29%

DYNATRACE, INC.
GAAP to Non-GAAP Reconciliations
(Unaudited - In thousands, except per share data)

	Three Months Ended December 31,
	2024	2023
Non-GAAP net income:
Net income	$361,752	$42,691
Income tax benefit	(304,634)	(267)
Non-GAAP effective cash tax	(30,588)	(18,516)
Interest income, net	(11,726)	(10,605)
Cash received from interest, net	11,533	10,064
Share-based compensation	72,139	54,822
Employer payroll taxes on employee stock transactions	3,294	2,869
Amortization of intangibles	7,731	9,688
Transaction, restructuring, and other	106	1,537
Loss on currency translation	2,072	3,901
Non-GAAP net income	$111,679	$96,184

Share count:
Weighted-average shares outstanding - basic	298,646	294,869
Weighted-average shares outstanding - diluted	303,467	299,246

Shares used in non-GAAP per share calculations:
Weighted-average shares outstanding - basic	298,646	294,869
Weighted-average shares outstanding - diluted	303,467	299,246

Non-GAAP net income per share:
Net income per share - basic	$1.21	$0.14
Net income per share - diluted	$1.19	$0.14
Non-GAAP net income per share - basic	$0.37	$0.33
Non-GAAP net income per share - diluted	$0.37	$0.32

	Three Months Ended December 31,
	2024	2023
Free cash flow:
Net cash provided by operating activities	$42,238	$75,657
Purchase of property and equipment	(4,669)	(3,645)
Capitalized software additions	—	(4,655)
Free cash flow	$37,569	$67,357

DYNATRACE, INC.
GAAP to Non-GAAP Reconciliations
(Unaudited - In thousands, except percentages)

	Nine Months Ended December 31, 2024
	GAAP	Share-based compensation	Employer payroll taxes on employee stock transactions	Amortization of intangibles	Transaction, restructuring, and other	Non-GAAP
Non-GAAP income from operations:
Cost of revenue	$235,098	$(27,265)	$(1,786)	$(12,528)	$—	$193,519
Gross profit	1,018,420	27,265	1,786	12,528	—	1,059,999
Gross margin	81%					85%
Research and development	281,287	(74,769)	(5,484)	—	(3)	201,031
Sales and marketing	443,802	(57,481)	(2,989)	—	(106)	383,226
General and administrative	143,285	(41,984)	(1,215)	—	3	100,089
Amortization of other intangibles	13,527	—	—	(13,527)	—	—
Income from operations	$136,519	$201,499	$11,474	$26,055	$106	$375,653
Operating margin	11%					30%

	Nine Months Ended December 31, 2023
	GAAP	Share-based compensation	Employer payroll taxes on employee stock transactions	Amortization of intangibles	Transaction, restructuring, and other	Non-GAAP
Non-GAAP income from operations:
Cost of revenue	$194,580	$(19,660)	$(1,516)	$(12,035)	$—	$161,369
Gross profit	855,102	19,660	1,516	12,035	—	888,313
Gross margin	81%					85%
Research and development	220,468	(50,119)	(4,391)	—	—	165,958
Sales and marketing	385,445	(48,823)	(3,341)	—	399	333,680
General and administrative	127,074	(34,696)	(1,125)	—	(5,724)	85,529
Amortization of other intangibles	16,838	—	—	(16,838)	—	—
Income from operations	$105,277	$153,298	$10,373	$28,873	$5,325	$303,146
Operating margin	10%					29%

DYNATRACE, INC.
GAAP to Non-GAAP Reconciliations
(Unaudited - In thousands, except per share data)

	Nine Months Ended December 31,
	2024	2023
Non-GAAP net income:
Net income	$444,380	$116,688
Income tax (benefit) expense	(276,655)	8,125
Non-GAAP effective cash tax	(88,538)	(58,986)
Interest income, net	(37,351)	(26,260)
Cash received from interest, net	36,151	24,556
Share-based compensation	201,499	153,298
Employer payroll taxes on employee stock transactions	11,474	10,373
Amortization of intangibles	26,055	28,873
Transaction, restructuring, and other	106	5,325
Loss on currency translation	6,145	6,724
Non-GAAP net income	$323,266	$268,716

Share count:
Weighted-average shares outstanding - basic	298,049	293,295
Weighted-average shares outstanding - diluted	302,815	298,335

Shares used in non-GAAP per share calculations:
Weighted-average shares outstanding - basic	298,049	293,295
Weighted-average shares outstanding - diluted	302,815	298,335

Non-GAAP net income per share:
Net income per share - basic	$1.49	$0.40
Net income per share - diluted	$1.47	$0.39
Non-GAAP net income per share - basic	$1.08	$0.92
Non-GAAP net income per share - diluted	$1.07	$0.90

	Nine Months Ended December 31,
	2024	2023
Free cash flow:
Net cash provided by operating activities	$296,629	$246,437
Purchase of property and equipment	(11,540)	(16,662)
Capitalized software additions	—	(4,655)
Free cash flow	$285,089	$225,120

Contacts

Investors:
Noelle Faris
VP, Investor Relations
Noelle.Faris@dynatrace.com

Media Relations:
Kristy Campbell
VP, Brand and Communications
Kristy.Campbell@dynatrace.com